PARTICIPATION AGREEMENT

THIS AGREEMENT dated as of the 16th day of May, 2011.

BETWEEN:

Buckeye Oil & Gas (Canada) Inc., a body corporate, with an office at the City of Calgary, in the Province of Alberta (hereinafter called "Buckeye ")

- and -

Pioneer Marketing Group Ltd., a body corporate, with an office at the City of Calgary, in the Province of Alberta (hereinafter called "Participant")

WHEREAS by a letter agreement dated the 12th day of May, 2011, made between Luxor Oil & Gas Ltd. ("Luxor") and Buckeye, (hereinafter called the ("**Farmout Agreement**"), Buckeye was granted the right to earn certain interests in the Farmout and ROFR Lands as defined in and subject to the terms of the Farmout Agreement;

AND WHEREAS the Participant has agreed to participate with Buckeye in the Farmout Agreement on the terms and conditions hereinafter set forth;

NOW THEREFORE the parties hereby agree as follows:

1. **Interpretation**

(a) In this Agreement the terms used herein shall have the meanings attributed to them in the Farmout Agreement, unless redefined herein, and, in addition, the following terms shall have the following meanings:

(i) "**Abandonment**" and any derivative thereof means the proper plugging and abandoning of a well bore in compliance with the Regulations;

(ii) "**Agreement**" means this Participation Agreement;

(iii) "**Completion**" and any derivative thereof means the installation in, on, or with respect to a well of all such production casing, tubing and wellhead equipment and all such other equipment and material necessary for the permanent preparation of the well for the taking of Petroleum Substances therefrom up to and including the outlet valve on the wellhead and includes, as necessary, the perforating, stimulating, treating, fracing and swabbing of the well and the conduct of such production tests with respect to such well as are reasonably required to establish the initial producibility of the well.

(iv) "**Completion Costs**" means the costs of Completing a well;

(v) "**Drilling Costs**" means all moneys expended (exclusive of Completion Costs and Equipping Costs) with respect to the drilling of a well, including, without restricting the generality of the foregoing, the cost of obtaining surface access to and for the site of the well, the preparation of the site of such well, the construction of such roadways as are reasonably necessary to gain access to the site of the well, the installation of all surface and intermediate casing respecting the well, the logging, coring and testing of the well and, in the event the well is not Completed, but is Abandoned, the cost of such Abandonment;

(vi) "**Earning**" means that point in time that earning occurs pursuant to the Farmout Agreement;

(vii) "**Equipping**" and any derivative thereof means the installation of such equipment as is required to produce Petroleum Substances from a Completed well, including, without restricting the generality of the foregoing, a pump (or other artificial lift equipment), the installation of the flow lines and production tankage serving the well and, if necessary, a heater, dehydrator or other well site facility for the initial treatment of Petroleum Substances produced from the well to prepare such production for transportation to market, but specifically excludes any such equipment, installation or facility that is (or is intended to be) a Party Facility;

(viii) "**Equipping Costs**" means the costs of Equipping a well;

(ix) "**Farmout Lands**" has the meaning given to it by the Farmout Agreement;

(x) "**Operating Procedure**" means the 2007 CAPL Operating Procedure;

(xi) "**Participating Interests**" has the meaning given to that term in Clause 3 of this Agreement;

(xii) "**Part II Lands Test Well**" has the meaning given to it by the Farmout Agreement;

(xiii) "**Part III Lands Test Well**" has the meaning given to it by the Farmout Agreement;

(xiv) "**Party**" means a party to this Agreement, and "**Parties**" means all of them;

(xv) **"Prospect"** means the interest to be earned by Buckeye under the Farmout Agreement in the Farmout and ROFR Lands;

(xvi) "**Regulations**" means all statutes, laws, rules, orders, directives and regulations in effect from time to time and made by governments or governmental agencies having jurisdiction over the Farmout Lands or the Parties;

(xvii) "**ROFR Lands**" has the meaning given to it by the Farmout Agreement;

(xviii) "**Spacing Unit**" has the meaning given to that term in Clause 5 of this Agreement.

(xix) "**Test Well**" has the meaning given to it by the Farmout Agreement;

(b) The headings of the clauses of the Agreement are inserted for convenience or reference only and shall not affect the meaning or construction thereof.

(c) Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate and vice versa where the context so requires.

2. **Title to the Prospect Lands**

Buckeye does not warrant title to the Prospect; however, Buckeye represents and warrants that it has not encumbered the Prospect except as provided in the Farmout Agreement.

3. **Participation**

With respect to the Prospect, subject to the terms of this Agreement, the Parties shall bear all costs and expenses and shall share in all of the benefits, liabilities and obligations of Buckeye under the Farmout Agreement, in accordance with the following undivided interests (the "**Participating Interests**"):

Buckeye	-	50%
Participant	-	50%

4. **Test Well(s)**

(a) The Participant shall participate, as to its Participating Interest, in the drilling of the Test Well and the Part I and II Lands Test Wells.

(b) Buckeye shall obtain confirmation from Luxor and provide same to the Participant that all notices and other requirements pertaining to participation in the Test Well and the Part I and II Lands Test Wells have been either complied with or waived.

(c) Within 5 days of the execution of this agreement by the Parties the Participant shall pay its proportionate share of the estimated drilling costs of the Test Well to Buckeye upon the execution of this Agreement by Buckeye and the Participant. Such costs shall be detailed in an AFE delivered to Participant.

(d) In the event that Buckeye proposes to participate with Luxor to drill the Part I or Part II Lands Test Wells, Buckeye shall notify the Participant in writing providing the details of such test wells. Within 15 days of receipt of such notification, the Participant shall elect in writing to Buckeye whether or not it elects to participate in either the Part I Lands or Part II Lands Test Well(s). A non-response to Buckeye's notification shall be deemed an election to participate. Such notification shall be accompanied by a detailed AFE delivered to the Participant.

5. Earning by Participant

By paying its Participating Interest share of Drilling Costs, Completion Costs and Equipping Costs, or Abandonment costs, as applicable, related to the Test Well or the Part I and II Lands Test Wells, the Participant shall earn its Participating Interest share of the interest earned by Buckeye in the Prospect pursuant to the Farmout Agreement.

6. Operating Procedure

As between Buckeye and the Participant, operations on the Test Well and the Part I and II Lands Test Wells shall be governed by the Operating Procedure, and the Parties hereby adopt the Operating Procedure in accordance with the elections and amendments contained in Schedule "A".

7. Farmout Agreement

(a) So long as the Participant is not in default of any of its obligations hereunder, Buckeye shall provide copies to the Participant of all notices and other information received by it pursuant to the Farmout Agreement forthwith upon its receipt thereof and shall give notices to Luxor under the Farmout Agreement of elections made by itself and/or the Participant thereunder within the time specified therein and in a manner which will ensure that the Parties are able to exercise all of their rights hereunder in respect of the Farmout Agreement.

(b) Buckeye shall consult with the Participant with respect to any decisions and elections to be made to Luxor pursuant to the Farmout Agreement.

(c) Buckeye represents and warrants that the participation of the Participant in any of the Test Well, Part I Lands Test Well or Part II Lands Test Well pursuant hereto does not constitute and will not constitute a breach of the Farmout Agreement, and does not and will not otherwise result in the termination or rescission of the Farmout Agreement.

8. Novation

Upon Earning, Buckeye will use all reasonable efforts to have Participant's Participating Interest in the Test Well recognized by Farmor by way of novation into the Farmout Agreement. Until such novation occurs, Buckeye will hold the Participant's interest in trust in accordance with the terms and conditions of this Agreement and exercise the rights connected to that interest as directed by the Participant.

9. Assignment

The Participant may not assign to any third party all or any of the interest it holds in and to this Agreement without consent in writing of Buckeye which consent shall not be unreasonably withheld.

10. Address for Service

The address for service hereunder of the Parties shall be:

Buckeye Oil & Gas (Canada), Inc.
300, 840 – 6th Ave SW
Calgary, Alberta
Canada, T2P 3E5
Attention: Pol Brisset

and

Pioneer Marketing Group Ltd.
Attention: Rajinder Badesha
8140 Bowglen Crescent NW
Calgary, Alberta
Canada, T3B 2T5

11. **Enurement**

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns.

12. **Governing Law**

This Agreement and the relationship between the Parties shall be construed and determined according to the laws of the Province of Alberta and the Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta with respect to any matter or thing arising directly or indirectly out of this Agreement.

13. **Counterpart Execution**

This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each Party, all counterparts together shall constitute one agreement. An executed counterpart transmitted by fax shall be deemed to be execution of this Agreement.

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement as of the day and year first written above.

BUCKEYE OIL & GAS (CANADA), INC.		**PIONEER MARKETING GROUP LTD.**	
Per:	____________________	Per:	____________________
Name:	Pol Brisset	Name:	Rajinder Badesha
Title:	President	Title:	Corporate Secretary

Buckeye Oil & Gas (Canada), Inc.
300, 840 – 6th Ave SW
Calgary, Alberta
Canada, T2P 3E5
Attention: Pol Brisset

and

Pioneer Marketing Group Ltd.
Attention: RajinderBadesha
8140 Bowglen Crescent NW
Calgary, Alberta
Canada, T3B2T5

11. **Enurement**

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns.

12. **Governing Law**

This Agreement and the relationship between the Parties shall be construed and determined according to the laws of the Province of Alberta and the Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta with respect to any matter or thing arising directly or indirectly out of this Agreement.

13. **Counterpart Execution**

This Agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each Party, all counterparts together shall constitute one agreement. An executed counterpart transmitted by fax shall be deemed to be execution of this Agreement.

IN WITNESS WHEREOF the Parties have duly executed and delivered this Agreement as of the day and year first written above.

BUCKEYE OIL & GAS (CANADA), INC.

Per: ______________________
Name: Pol Brisset
Title: President

PIONEER MARKETING GROUP LTD.

Per: [signature]
Name: RajinderBadesha
Title: Corporate Secretary

This is Schedule "A" to a Participation and Farmin Agreement dated the 16th day of May, 2011, between **Buckeye Oil & Gas (Canada), Inc.** and **Pioneer Marketing Group Ltd.**

2007 CAPL OPERATING PROCEDURE ELECTIONS AND MODIFICATIONS

Clause 1.01

"Market Price" optional sentence WILL apply.

"Production Facility" optional paragraph (f) will NOT apply.

"Operator": Luxor Oil and Gas Ltd.

Clause 3.11 - Insurance A______ B__√__

Provided that the Participant shall be covered under the insurance taken out by Buckeye (NTD: will this be necessary?)

Clause 10.02G

Receiving Party may not defer response will NOT apply

Subclause 10.04A – Operator for Independent Operation A__________ B______√______

Paragraph 10.07A(e) - Penalty where Independent Well results in production:

Development Well: 300%

Exploratory Well: 500%

Subclause 10.10A – Definition of Title Preserving Well **180** days

Article 21.00

Dispute Resolution WILL apply.

Paragraph 21.03(j)

Arbitration Proceedings – optional paragraph for unresolved audit exceptions WILL apply

(Estimated total adjustment of less than $25,000.00)

Clause 22.02

Buckeye Oil & Gas Canada, Inc.
300, 840 – 6th Ave SW
Calgary, Alberta
Canada, T2P 3E5
Attention:

Clause 24.01 - Dispositions of Interest A______√______ B_____________

Clause 24.02(f)

Exception for all Earning Agreements WILL apply.

This is Schedule "B" to a Participation and Farmin Agreement dated the 16th day of May, 2011 between **Buckeye Oil & Gas (Canada), Inc.** and **Pioneer Marketing Group Ltd.**

PASC 1996 ACCOUNTING PROCEDURE ELECTIONS

Clause 105 (a)	Operating Advances:	10%
Clause 110	Approvals:	2 or more parties totaling 75%
Clause 112	Expenditures Limitations:	(a) Excess of Twenty-five Thousand Dollars ($25,000.00) (c) Excess of Twenty-five Thousand Dollars ($25, 000.00)
Clause 202 (b)	Employee Benefits:	Exceeding Twenty percent (20%)
Clause 213 (b)	Camp and Housing:	Shall not be chargeable
Clause 217	Warehouse Handling:	Two and one-half percent (2.5%)
Clause 221	Allocation Options:	N/A
Clause 302	Overhead Rates: (a) for each Exploration Project:	(1) 5% of the first $ 50,000 (2) 3% of the next $100,000 (3) 1% of cost over (1) & (2)
	(b) for each Drilling Well:	(1) 3% of the first $50,000 (2) 2% of the next $100,000 (3) 1% of cost over (1) & (2)
	(c) and (d) for each Construction Project	(1) 5% of the first $50,000 (2) 3% of the next $100,000 (3) 1% of cost over (1) & (2)
	(d) for Operation and Maintenance:	(1) ____ of operating costs and (2) $250 per producing well Rates will not be adjusted Annually
Clause 406	Disposition	Twenty-five Thousand Dollars ($25,000)